EXHIBIT A
                                     to the
                          Investment Advisory Agreement
                          dated as of October 15, 1999
                                 by and between
                               Huntington VA Funds
                                       and
                          The Huntington National Bank



NAME OF FUND                                ANNUAL COMPENSATION

Huntington VA Growth Fund                   0.60% of average daily net assets

Huntington VA Income Equity Fund            0.60% of average daily net assets



         All fees are computed daily and paid monthly.



                                               HUNTINGTON VA FUNDS


                                               By: /s/ Mark Nagle
                                                   --------------
                                                       Mark Nagle
                                                       President

                                               THE HUNTINGTON NATIONAL BANK


                                               By: /s/ Richard Stenberg
                                                   --------------------
                                                       Richard Stenberg
                                                       Senior Vice President